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                              HINSHAW & CULBERTSON
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                                ATTORNEYS AT LAW

BELLEVILLE, ILLINOIS           Piper Jaffray Tower       LOS ANGELES, CALIFORNIA
CHAMPAIGN, ILLINOIS          222 South Ninth Street    SAN FRANCISCO, CALIFORNIA
CHICAGO, ILLINOIS                  Suite 3100            FT. LAUDERDALE, FLORIDA
CRYSTAL LAKE, ILLINOIS        Minneapolis, MN 55402        JACKSONVILLE, FLORIDA
JOLIET, ILLINOIS                  612-333-3434                    MIAMI, FLORIDA
LISLE, ILLINOIS              Facsimile 612-334-8888               TAMPA, FLORIDA
PEORIA, ILLINOIS            www.hinshawculbertson.com      SCHERERVILLE, INDIANA
ROCKFORD, ILLINOIS                                        MINNEAPOLIS, MINNESOTA
SPRINGFIELD, ILLINOIS        RMinish@hinshawlaw.com          ST. LOUIS, MISSOURI
WAUKEGAN, ILLINOIS                                           APPLETON, WISCONSIN
PHOENIX, ARIZONA                                            MILWAUKEE, WISCONSIN

WRITER'S DIRECT DIAL: 612-334-2511                               FILE NO. 753321

                                October 30, 2002

Securities and Exchange Commission                                   EXHIBIT 5.1
Judiciary Plaza
450 Fifth Street N.W.
Washington, D.C. 20549

         Re:      Daktronics, Inc. 2002 Employee Stock Purchase Plan

Dear Sir/Madam:

         In connection with the registration of 500,000 shares of Common Stock, without par value, of Daktronics, Inc. (the "Company") by the Registration
Statement on Form S-8 reserved for issuance and sale pursuant to the Company's
2002 Employee Stock Purchase Plan, (the "Plan"), we have examined such documents and records as we have deemed necessary to render the following opinion.

         Based on the foregoing, we are of the opinion that:

         (a) The Company has been duly incorporated under the laws of the State of South Dakota and is a validly organized and existing corporation, and has corporate authority to issue the shares of common stock referred to in the
Registration Statement.

         (b) The 500,000 shares of Common Stock to be offered by the Company pursuant to the 2002 Employee Stock Purchase Plan, when issued and paid for upon the terms and in the manner set forth in the Plan, will be validly issued, fully paid and nonassessable.

Securities and Exchange Commission                                   EXHIBIT 5.1
October 28, 2002

         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement.

                                        Very truly yours,

                                        HINSHAW & CULBERTSON

                                        By /s/ Robert A. Minish
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                                               Robert A. Minish, Partner